UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB #117
2801 Centerville Road 1st Floor Wilmington, DE	19808-1609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-ELIEMTX (354-3689)

23515 NE Novelty Hill Road,

Suite B221 #125

Redmond, WA 98053

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced on July 20, 2023, Eliem Therapeutics, Inc. (the “Company”) has been conducting a comprehensive exploration of strategic alternatives focused on maximizing shareholder value. As of March 14, 2024, entities affiliated with RA Capital Management, L.P. (“RA Capital”) beneficially owned approximately 47.5% of the outstanding shares of common stock of the Company. The Company formed a special committee of independent and disinterested directors (the “Special Committee”), which committee does not include Dr. Andrew Levin, who is an affiliate of RA Capital, to oversee the Company’s exploration of strategic alternatives. As a part of this process, representatives of the Company and a development stage private biotechnology company (“Tango”) that is majority-owned by funds affiliated with RA Capital have recently engaged in preliminary discussions in an effort to determine whether a potential transaction between the two companies could be mutually beneficial. On March 14, 2024, Tango submitted a summary of proposed terms (the “Non-Binding Term Sheet”), which contemplates that the Company would acquire Tango through a transaction whereby the Company would issue common stock to Tango’s equityholders in exchange for all of the outstanding equity of Tango, and Tango would become a wholly-owned subsidiary of the Company (the “Proposed Transaction”).

The terms of the Non-Binding Term Sheet include, without limitation:

•	The proposed exchange ratio would value the Company initially at $110 million as of the closing of the Proposed Transaction, while Tango would initially be valued at $20 million;

•

In connection with the closing of the Proposed Transaction, a concurrent private placement of common stock of the Company would be effected at or as of immediately after the closing pursuant to binding subscription agreements to be entered into concurrently with the execution of a definitive agreement with respect to the Proposed Transaction (the “Concurrent Investment”), in an aggregate amount to be mutually determined by the parties. The Company currently anticipates that funds affiliated with RA Capital would purchase some portion of the securities to be issued in the Concurrent Investment;

•

That after giving effect to the closing of the Proposed Transaction (but before giving effect to the Concurrent Investment), (i) the equityholders of Tango immediately prior to the closing (including all options, convertible securities and warrants) would own 15.4% of the equity of the Company on a fully diluted basis and (ii) the equityholders of the Company (including all outstanding equity awards) would own 84.6% of the equity of the Company on a fully diluted basis (calculated via the treasury stock method); and

•

The post-closing board of directors of the Company would consist of seven directors, the composition of which would satisfy applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq listing requirements, and that the specific composition of the board of directors would be determined by the parties during negotiation of a definitive agreement.

The Non-Binding Term Sheet is non-binding, and there can be no assurance that any definitive agreement will result from the Non-Binding Term Sheet or that any transaction with Tango or any other third party will be consummated. The Non-Binding Term Sheet, and the Proposed Transaction contemplated thereby, are subject to various conditions, including but not limited to, (i) the satisfactory completion of due diligence by both parties, (ii) the negotiation and execution of a definitive agreement and the satisfaction of the conditions negotiated therein, (iii) the approval and recommendation of the Proposed Transaction by the Special Committee, and (iv) a non-waivable condition requiring approval of the stockholders of the Company holding a majority of the voting power of the outstanding shares of the Company not held by RA Capital or its affiliates. As the parties continue to negotiate the terms of the Proposed Transaction, it is possible that, through these negotiations, the proposed terms of the Proposed Transaction may change, including as a result of the ongoing diligence efforts of both parties, market conditions and other factors. There can be no guarantee that the parties will ever reach a definitive agreement with respect to the Proposed Transaction and either party may determine to abandon the Proposed Transaction at any time for any reason, including the parties’ respective beliefs regarding the preferability of the Proposed Transaction to other alternatives that may be available to them, as well as other factors.

The foregoing description of the Non-Binding Term Sheet is qualified in its entirety by reference to the full text of the Non-Binding Term Sheet, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Proposed Transaction and the Non-Binding Term Sheet, including the Concurrent Investment and the other terms thereof. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation: the Company’s ability to negotiate and enter into a definitive agreement with respect to the Proposed Transaction or any other alternative proposals on terms satisfactory to the Company, as well as the desirability of any such Proposed Transaction compared to alternatives which may be available to the Company or Tango; if a definitive agreement is reached, the Company’s ability to complete the Proposed Transaction on the anticipated timeline or at all, including with respect to the Concurrent Investment; general market conditions that could affect the consummation of the Proposed Transaction and the Concurrent Investment; if definitive documents with respect to a Proposed Transaction are executed, whether the parties will achieve any of the anticipated benefits of any such Proposed Transaction; and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 14, 2023, and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Non-Binding Term Sheet

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: March 18, 2024	By:	/s/ Andrew Levin
Andrew Levin, M.D., Ph.D.
Executive Chairman of the Board of Directors